
    As filed with the Securities and Exchange Commission on November 26, 2002
                                                   Registration No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NETSMART TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                                  13-3680154
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

146 Nassau Avenue
Islip, New York                                               11751
(Address of Principal Executive Offices)                      (Zip Code)

                          1999 Long-Term Incentive Plan
                          2001 Long-Term Incentive Plan
                             Employee Stock Options
                              (Full Title of Plan)

                             Asher S. Levitsky P.C.
                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 953-6000
                               Fax: (212) 953-6899
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Mr. James L. Conway, CEO
                           Netsmart Technologies, Inc.
                                146 Nassau Avenue
                              Islip, New York 11751
                                 (631) 968-2000
                               Fax: (631) 968-2123

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed                Proposed
   Title of securities                              maximum                  maximum
          to be               Amount to be          offering price           aggregate              Amount of
       registered             registered            per unit(1)            offering price(1)     registration fee
       ----------             -----------           -----------            -----------------     ----------------

 Common Stock, par            555,000 shares(2)       $2.69                 $1,492,950              $137.36
 value $.01 per share
----------
(1)  Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average exercise price of options to purchase 551,500 shares at $.125 per share and the closing price of the common stock on
     November 13, 2002 as to the remaining 3,500 shares.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may be required pursuant to the antidilution provisions of the plans.

This Registration Statement also serves as Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-96015, which covered the Registrant's 1998 Long-Term Incentive Plan, and Post-Effective Amendment No. 2 to Registration Statement on Form S-8, File No. 333-71549, which covered the Registrant's 1998 Long-Term Incentive Plan

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or other participants in the 2001 Long-Term Incentive Plan, the 1999 Long-Term Incentive Plan and the 1998 Long-Term Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. The employee stock options are non-qualified stock options that were granted pursuant to an employment agreement. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or other participants in the plans as specified by Rule 428(b)(1) under the Securities Act. These documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PROSPECTUS
                                 389,750 Shares

                           NETSMART TECHNOLOGIES, INC.

                                  Common Stock

                   Nasdaq SmallCap Market Trading Symbol: NTST

         The selling stockholders may sell up to 389,750 shares of common stock from time to time:

         *  On the Nasdaq SmallCap Market.

         * To a broker-dealer, including a market maker, who purchases the shares for its own account.

         *  In private transactions or by gift.

         The selling stockholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares are being offered by the selling stockholders have been issued or are issuable upon exercise of outstanding options warrants held by the selling stockholders. We will only receive proceed if any options are exercised. We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock. We will pay the cost of the preparation of this prospectus, which is estimated at $8,000.

         Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 2.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is November 26, 2002

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Risk Factors                                                             2
Use of Proceeds                                                          4
Selling Stockholders                                                     4
Plan of Distribution                                                     5
Available Information                                                    6
Incorporation of Certain Documents by Reference                          6
Legal Matters                                                            7
Experts                                                                  7


                                  RISK FACTORS

         This prospectus contains statements that plan or anticipate the future. Forward-looking statements include statements about our future business plans and strategies and the market for our products and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate" and similar words. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied, including, but not limited to, those identified under "Risk Factors" in this prospectus and in our Form 10-K for the year ended December 31, 2001, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Form 10-K for 2001 and our Form 10-Q for the quarter ended September 30, 2002, and those described and in any other filings which are incorporated by reference in this prospectus, as well as general economic conditions.

         An investment in our common stock involves a high degree of risk. You should consider carefully, along with other factors, the following risks and should consult with your own legal, tax and financial advisors.

Because we are particularly dependent upon government contracts, our business may be impaired by policies relating to entitlement programs. We market our health information systems principally to behavioral health facilities, many of which are operated by government entities and include entitlement programs. During the nine months ended September 30, 2002, we generated 53% of our revenue from contracts with government agencies, as compared with 40% in 2001 and 51% in 2000. Government agencies generally have the right to cancel contracts at their convenience. In addition, we may lose business if government agencies reduce funding for entitlement programs.

Our business is based on providing systems relating to behavioral health organizations, and changes in government regulation of health care industry may affect the market for our systems. The federal and state governments have adopted numerous regulations relating to the health care industry, including regulations relating to the payments to health care providers for various services, and our systems are designed to provide information based on these requirements. The adoption of new regulations can have a significant effect upon the operations of health care providers, particularly those operated by state agencies. We cannot predict the effect on our business of future regulations by governments and payment practices by government agencies. Furthermore, changes in regulations in the health care field may force us to modify our health information systems to meet any new record-keeping or other requirements. If that happens, we may not be able to generate revenues sufficient to cover the costs of developing the modifications.

If we are not able to take advantage of technological advances, our business may suffer. Our customers require software which enables them to store, retrieve and process very large quantities of data and to provide them with instantaneous communications among the various data bases. Our business requires us to take advantage of recent advances in software, computer and communications technology. This technology has been developing at rapid rates in recent years, and our future may be dependent upon our ability to use and develop or obtain rights to products utilizing such technology. New technology may develop in a manner which may make our software obsolete. Our inability to use new technology would have a significant adverse effect upon our business.

Because of our size, we may have difficulty competing with larger companies that offer similar services. Our customers in the human services market include entitlement programs, managed care organizations and specialty care facilities which have a need for access to information over a distributed data network. The software industry in general, and the health information software business in particular, are highly competitive. Other companies have the staff and resources to develop competitive systems. We may not be able to compete successfully with such competitors. The health information systems business is served by a number of major companies and a larger number of smaller companies. We believe that price competition is a significant factor in our ability to market our health information systems and services.

Because we are dependent on our management, the loss of key executive officers could harm our business. Our business is largely dependent upon our senior executive officers, Messrs. James L. Conway, chief executive officer, Gerald O. Koop, president, and Anthony F. Grisanti, chief financial officer. Although we have employment agreements with these officers, the employment agreement do not guarantee that the officers will continue with us, and each of these officers has the right to terminate his employment with us on 90 days notice. Our business may be adversely affected if any of our key management personnel or other key employees left our employ.

Because we lack patent protection, we cannot assure you that others will not be able to use our proprietary information in competition with us. We have no patent or copyright protection for our proprietary software, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business.

Our growth may be limited if we cannot make acquisitions. A part of our growth strategy is to acquire other businesses that are related to our current business. Such acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. Our stock price may adversely affect our ability to make acquisitions for equity or to raise funds for acquisition through the issues of equity securities. If we fail to make any acquisitions, our future growth may be limited. As of the date of this prospectus, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

If we make any acquisitions, they may disrupt or have a negative impact on our business. If we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us, and our officers may exercise their rights to terminate their employment with us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.

We do not anticipate paying dividends on our common stock. We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and, accordingly, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock. Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any series of preferred stock, we may issue such shares in the future. If we issue preferred stock in a manner which dilutes the voting rights of the holders of the common stock, our listing on The Nasdaq SmallCap Market may be impaired.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares. If any selling stockholders exercise their options, we will receive the exercise price of such options. We will use any such proceeds for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

         The following table and discussion sets forth:

         *  the name of each selling stockholder,

         * the nature of any position, office or other material relationship, if any, which the selling stockholder has had with us or any of our affiliates within the last three years,

         * the number of shares of common stock owned by each selling stockholder as of November 13, 2002;

         * the number of shares of common stock offered for each selling stockholder's account, and

         * the percentage owned by each selling stockholder after completion of the offering.


                                                   Shares of
                              Shares of            Common Stock
                              Common Stock         Offered For Account       Shares of                   Percentage
                              Owned Prior          of Selling                Common Stock                Owned
Selling Stockholder           to Offering          Stockholder               Owned After Offering        After Offering
-------------------           -----------          -----------               --------------------        --------------

John F. Phillips              230,972              113,750                   117,222                     3.0%
Edward D. Bright              198,172               96,250                   101,922                     2.6%
Gerald O. Koop                179,665              100,000                    79,665                     2.1%
James L. Conway               178,717               20,000                   158,717                     4.0%
Anthony F. Grisanti           134,875               34,750                   100,125                     2.6%
Joseph G. Sicinski             25,000                5,000                    20,000                       *
John S.T. Gallagher            15,000               15,000                       --                       --
Francis J. Calcagno             5,000                5,000                       --                       --

----------
* Less than 1%.

         Except as set forth below, the number of shares of common stock owned by each person includes shares of common stock issuable upon the exercise of warrants that are currently exercisable or will become exercisable within 60 days of November 13, 2002 and options covered by our stock option plan regardless of when they become exercisable if such the shares of common stock issuable upon exercise of the options is included in the shares being sold by the selling stockholder.


         The number of shares of common stock owned by each person after the offering assumes that such person exercises all of his options and sells all of his shares.

         Mr. Edward D. Bright has been our chairman of the board and a director since April 1998. From April 1998 until 1999, Mr. Bright was chairman, secretary, treasurer and a director of Consolidated Technology Group Ltd., a public company now known as The Sagemark Companies, Ltd. In 2000, Mr. Bright was reelected chairman of the board and a director of Sagemark. From January 1996 until April 1998, Mr. Bright was an executive officer of or advisor to Creative Socio-Medics Corp., our wholly-owned subsidiary.

         Mr. James L. Conway has been our chief executive office since April 1998, a director since January 1996 and president from January 1996 until January 2001. From 1993 until April 1998, he was president of a Long Island based manufacturer of specialty vending equipment for postal, telecommunication and other industries. Shares owned by Mr. Conway include (a) 34,000 shares of common stock issuable upon exercise of the warrants held by Mr. Conway, and (c) 14,250 shares of common stock issuable upon exercise of warrants held by Mrs. Conway. Mr. Conway disclaims beneficial interest in the securities owned by his wife.

         Mr. Gerald O. Koop has been one of our directors since June 1998 and president since January 2001. He has held management positions with Creative Socio-Medics for more than the past five years, most recently as its chief executive officer, a position he has held since 1996.

         Mr. John F. Phillips has been one of our directors and president of Creative Socio-Medics since June 1994, when Creative Socio-Medics was acquired, and our vice president since June 1994.

         Mr. Joseph G. Sicinski has been one of our directors since June 1998.

         Mr. Francis J. Calcagno has been one of our directors since September 2001.

         Mr. John S.T. Gallagher has been one of our directors since March 2002.

                              PLAN OF DISTRIBUTION

         The selling stockholders named under the caption "Selling Stockholders" may sell up to 389,750 shares of common stock from time to time. These selling stockholders may sell their shares

        *  On the Nasdaq SmallCap Market.

        * To a broker-dealer, including a market maker, who purchases the shares for its own account.

        *  In private transactions or by gift.

         The selling stockholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares of common stock offered by the selling stockholders have been issued upon exercise of options or are issuable upon exercise of options.

         The selling stockholders may sell the shares at a negotiated price or at the market price or both. They may sell their shares directly to the purchasers or they may use brokers. If they use a broker, the selling stockholders may pay a brokerage fee or commission or they may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any of the selling stockholders for the sale of any of their shares.

         The selling stockholders and broker-dealers, if any, acting in connection with sales by the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have advised the selling stockholders that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to their sales in the market. We have furnished the selling stockholders with a copy of Regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                              AVAILABLE INFORMATION

         We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You may inspect these documents and copy information from them at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

         We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this Prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

         We furnish our stockholders with annual reports containing audited financial statements and with such other periodic reports as we from time to time deems appropriate or as may be required by law. We use the calendar year as its fiscal year.

         You should rely only on the information contained in this Prospectus and the information that we have referred you to. We have not authorized any person to provide you with any information that is different.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed the following documents with the Commission. We are incorporating these documents in this prospectus, and they are a part of this prospectus.

         (1) Our annual report on Form 10-K for the year ended December 31, 2001;

         (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

         (3)  Our proxy statement for our 2002 Annual Meeting of Stockholders;

         (4) Our proxy statement for a special meeting of stockholders scheduled for January 9, 2003;

         (5) Our Current Report on Form 8-K, dated May 14, 2002, which we filed with the SEC on May 14, 2002, as amended on June 18, 2002 and August 6, 2002; and

         (6) Our registration statement on Form 8-A, which became effective on August 13, 1996.

         We are also incorporating by reference in this prospectus all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Such documents are incorporated by reference in this prospectus and are a part this prospectus from the date we file the documents with the Commission.

         If we file any document with the Commission that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. However, we may charge you for the cost of providing any exhibits to any of these documents unless we specifically incorporate the exhibits in this prospectus. You should contact Mr. Anthony F. Grisanti, Chief Financial Officer, Netsmart Technologies, Inc., 146 Nassau Avenue, Islip, New York 11751, telephone (516) 968-2000, if you wish to receive any of such material.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby has been passed upon by our counsel, Esanu Katsky Korins & Siger, LLP. An attorney who is of counsel at such firm and the defined benefit plan for such attorney own a total of 2,000 shares of common stock.

                                     EXPERTS

         The consolidated financial statements incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Eisner LLP (formerly Richard A. Eisner & Company, LLP), independent certified public accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents have been filed by Netsmart Technologies, Inc. with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         (1)  Annual report on Form 10-K for the year ended December 31, 2001;

         (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

         (3)  Proxy statement for our 2002 Annual Meeting of Stockholders;

         (4) Proxy statement for a special meeting of stockholders scheduled for January 9, 2003;

         (5) Our Current Report on Form 8-K, dated May 14, 2002, which we filed with the SEC on May 14, 2002, as amended on June 18, 2002 and August 6, 2002; and

         (6) registration statement on Form 8-A, which became effective on August 13, 1996.

         We are also incorporating by reference in this prospectus all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Such documents are incorporated by reference in this prospectus and are a part this prospectus from the date we file the documents with the Commission.

         The exhibit index appears on page II-2 of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

         Under the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

          Article SIXTH of the Registrant's Restated Certificate of Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

         The Company also maintains directors and officers liability insurance ("D&O Insurance"). The D&O Insurance covers any person who has been or is an officer or director of the Company or of any of its subsidiaries for all expense, liability and loss (including attorneys' fees, investigation costs, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, net of the deductible.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         An aggregate of 85,300 shares of common stock were issued to officers and key management employees pursuant to the 1999 Long-Term Incentive Plan. Such shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits

           4.1    1999 Long Term Incentive Plan(1)
           4.2    2001 Long-Term Incentive Plan(2)
           4.3 Instrument of grant dated as of February 29, 2000 from the Registrant to Thomas B. Heil
           5.1    Opinion of Esanu Katsky Korins & Siger, LLP.
          23.1    Consent of Eisner LLP (formerly Richard A. Eisner & Company,
                  LLP) (Page II-5)
          23.2 Consent of Esanu Katsky Korins & Siger, LLP (contained in Exhibit 5.1 hereto).
          24.1    Power of Attorney (included on the signature page).

(1) Filed as an exhibit to the Registrant's Proxy Statement dated November 9, 2000 for the 2000 Annual Meeting of Stockholders held on December 21, 2000, and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Proxy Statement dated January 29, 2002 for the 2002 Annual Meeting of Stockholders held on March 7, 2002, and incorporated herein by reference.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, State of New York on this 22nd day of November, 2002.

                                            NETSMART TECHNOLOGIES, INC.


                                            By: /s/ James L. Conway
                                                ------------------------------
                                                James L. Conway
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James L. Conway or Anthony F. Grisanti and each of them acting singly as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                                 Title                   Date
---------                                 -----                   ----

/s/James L. Conway              President, Chief Executive     November 26, 2002
----------------------------    Officer and Director
James L. Conway
(Principal Executive Officer)

/s/Anthony F. Grisanti          Chief Financial Officer        November 26, 2002
----------------------------
Anthony F. Grisanti
(Principal Financial and Accounting Officer)

                                Director                       November __, 2002
----------------------------
Edward D. Bright

/s/ Gerald O. Koop              Director                       November 26, 2002
----------------------------
Gerald O. Koop

/s/John F. Phillips             Director                       November 26, 2002
----------------------------
John F. Phillips

/s/Francis J. Calcagno          Director                       November 26, 2002
----------------------------
Francis J. Calcagno

                                Director                       November __, 2002
----------------------------
John S.T. Gallagher

/s/Joseph G. Sicinski           Director                       November 26, 2002
----------------------------
Joseph G. Sicinski

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 with respect to the financial statements of Netsmart Technologies, Inc. (the "Company"), which was included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                   Eisner LLP
                                   (formerly Richard A. Eisner & Company, LLP)
                                   Certified Public Accountants.

New York, New York
November 21, 2002

                INSTRUMENT OF GRANT OF NON-QUALIFIED STOCK OPTION

         INSTRUMENT OF GRANT dated as of the 29th day of February, 2000, from Netsmart Technologies, Inc., a Delaware corporation (the "Company"), to Thomas
B. Heil ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has, on the date of this Instrument of Grant, granted Optionee a non-qualified stock option to purchase from the Company shares of the Company's common stock, par value $.01 per share ("Common Stock");

         WHEREFORE, the Company does hereby grant to Optionee the following
Option:

1. Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase from the Company seventy five thousand (75,000) shares (the "Optioned Shares") of Common Stock at an exercise price (the "Exercise Price") of six and 50/100 dollars ($6.50) per share, being the fair market value per share of Common Stock on the date of grant. The number of Optioned Shares being exercised at any particular time multiplied by the Exercise Price shall be hereinafter referred to as the "Purchase Price."

2. Exercise Period. This Option is exercisable cumulatively, as to thirty seven thousand five hundred (37,500) shares on February 28, 2001 and as to the remaining thirty seven thousand five hundred (37,500) shares on February 28, 2002, and, to the extent that it is exercisable, it may be exercised in whole at any time and in part from time, during the period (the "Exercise Period") commencing on the date it become exercisable and ending at 5:00 P.M. New York City time on February 28, 2005; provided, however, that if such date is a day on which banks in the City of New York are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. New York City time on the next day which is not such a day. Notwithstanding the foregoing, if the Optionee's employment is terminated pursuant to Paragraph 3(d) or 3(e) of Optionee's employment agreement dated February 1, 2000, the option shall become immediately exercisable in full.

3. Termination. This Option shall terminate, and Optionee shall have no further rights under this Option, at the expiration of the Exercise Period; provided, however; that in the event of the Optionee's death, this Option may be exercised, to the extent exercisable on the date of death, during the one year period following the date of death, but not later then the last day of the Exercise Period.

4.   Manner of Exercise.

(a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Optionee and delivered to the Company along with this Instrument of Grant and payment in full of the Purchase Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise.

(b) The Purchase Price is payable by certified or official bank check or by personal check; provided, however, that if payment is made by check, no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

(c) The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Purchase Price of the Optioned Shares to the extent that the Option is being exercised.

(d) The Optioned Shares, when issued upon exercise of the Option, will be duly and validly authorized and issued, fully paid and non-assessable.

5. Adjustment Provisions. The number of shares of Common Stock and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

6. Transferability. The Option is not transferable by the Optionee except, in the event of Optionee's death or incompetence, the Option may be exercised by Optionee's legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

7. No Rights As a Stockholder. The Optionee shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Purchase Price of the Optioned Shares.

8. No Right to Continued Employment. Nothing in this Instrument of Grant shall be construed (a) as an employment agreement or an agreement to engage the Optionee as a consultant, or (b) to grant Optionee any rights to continue as an employee or consultant of the Company or of a parent, subsidiary or affiliate of the Company.

9. Legality. Anything in this Option to the contrary notwithstanding, the Optionee agrees that he will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Compensation Committee of the Company's board of directors (the "Committee") in this connection shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optional Shares if the issuance thereof is not permitted pursuant to the Securities Act.

10. Tax Status. In accepting this Option, Optionee understands that in the Option is not an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and Optionee is aware of the tax consequences of his exercise of the Option. The Optionee shall pay or provide for the payment of any withholding tax due in respect of the exercise of this Option.

11. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Interpretation. As a condition of the granting of the Option, the Optionee and each person who succeeds to the Optionee's rights pursuant to this Instrument of Grant, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors.

13. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 146 Nassau Avenue, Islip, New 11751, Attention: President, or at such other address as the Company, by notice, may designate in writing from time to time; to the Optionee, at the address shown at the end of this Agreement, or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.

14. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York without applying its conflict of laws principles.

15. Terms Defined in the Plan. All terms defined in the Plan and used in this Instrument of Grant shall have the same meanings in this Instrument of Grant as in the Plan.

IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

                                             NETSMART TECHNOLOGIES, INC.

                                             By: /s/James L. Conway
                                                 -----------------------------
                                                 James L. Conway, President

                                             Optionee

                                             -----------------------------------
                                             Thomas B. Heil

                                             -----------------------------------

                                             -----------------------------------
                                             (Address)

                                             -----------------------------------
                                             (Social Security No.)

                                                                Exhibit A

Date:

Netsmart Technologies, Inc.
146 Nassau Avenue
Islip, New York 11751

Attention: Chief Financial Officer

                                Re: Stock Option Exercise - Instrument of Grant Dated as of February 29, 2000

Gentlemen:

         I hereby exercise the above-referenced option to the extent of _____ shares, and I am tendering with this Notice full payment of the Purchase Price in the manner provided in Paragraph 4 of the Instrument of Grant of Non-Qualified Stock Option with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

                                              Very truly yours,


                                              --------------------------------
                                              Name:

                                                                Exhibit 5.1

                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                            Telephone: (212) 953-6000
                               Fax: (212) 953-6899
                                November 14, 2002

Securities and Exchange Commission                               13146-02
450 Fifth Street, N.W.
Washington, D.C. 20549

                                    Re:     Netsmart Technologies, Inc.

Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission covering the 480,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable pursuant to the amendment to the Company's 2001 and 1999 Long-Term Incentive Plans (the "Plans") and the 75,000 shares of Common Stock issuable upon the exercise of an employee stock option (the "Employee Option").

         We have examined the originals or photocopies or certified copies of such records of the Company evidencing approval by the board of directors and stockholders and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination described above, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement are duly authorized and, when issued upon receipt of the exercise price of the options granted pursuant to the Plans or pursuant to the Employee Option, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                ESANU KATSKY KORINS & SIGER, LLP